EXHIBIT 99.1

                             JOINT FILER INFORMATION

                            OTHER REPORTING PERSON(s)

      1.    James D. Dondero

                ITEM                           INFORMATION


Name:                             James D. Dondero

Address:                          Two Galleria Tower
                                  13455 Noel Road, Ste. 800
                                  Dallas, Texas 75240

Designated Filer:                 Highland Capital Management, L.P.

Issuer Name and Ticker or         Highland Distresses Opportunies, Inc. [HCD]
Trading Symbol:

Date of Earliest Transaction      April 1, 2008
Required to be Reported
(Month/Day/Year):

If Amendment, Date Original       Not Applicable
Filed (Month/Day/Year):

Relationship of Reporting         Officer
Person(s) to Issuer:

Individual or Joint/Group
  Filing:                         Form filed by More than One Reporting Person

Signature:
                                  By:      /s/ James D. Dondero
                                           --------------------------------
                                  Name:    James D. Dondero
                                  Date:    April 2, 2008